AMENDED SHARE PURCHASE AGREEMENT

Between

SMART-TEK SOLUTIONS INC.

and

PERRY LAW

August 9, 2010

ii

AMENDED SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made this 9th day of August, 2010.

BETWEEN:

SMART-TEK SOLUTIONS INC., a corporation incorporated under
the laws of the State of Nevada with an address for business at 3702
South Virginia Street, Suite G12-401 Reno, NV 89502

(the "Vendor")

AND:

PERRY LAW, a businessman with an address for business at Unit 10-
11720 Voyageur Way, Richmond, B.C. V6X 3G9

(the "Purchaser")

WHEREAS the Parties wish to carry-out the transactions set out herein, including without limitation the purchase and sale of the Purchased Shares (as such term is defined herein), upon the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual premises, covenants and agreements in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

1.             INTERPRETATION

1.1           Definitions

In this Agreement:

(a)	"Agreement" means this agreement and any recitals and schedules to this agreement, as amended, supplemented or restated from time to time;

(b)	"Business Day" means any day other than Saturday, Sunday or any statutory holiday in Vancouver, British Columbia, Canada;

(c)

"Closing Date" means the earlier of: (i) ___________, 2010; (ii) three (3) Business Days following the satisfaction or waiver of all conditions precedent hereunder; or (iii) such other date as the Parties may mutually agree to;

(d)

"Closing" means the completion of the transfer of the Purchased Shares from the Vendor to the Purchaser and the completion of the other ancillary transactions set out herein in accordance with the terms of this Agreement;

(e)	"Effective Date" means _____________, 2010;

(f)	"Fairness Opinion" has the meaning ascribed thereto in Section 3.1(i) hereof;

(g)	"GAAP" means generally accepted accounting principles in effect in the United States;

(h)	"Loan" means the unsecured loans in the aggregate principal amount of $821,756 granted by the Purchaser to the Vendor;

(i)	"Parties" means the parties to this Agreement and "Party" means any one of them;

(j)	"Purchase Price" means an aggregate amount of $821,757;

(k)	"Purchaser Release" means a release and discharge to be granted by the Purchaser in favour of the Vendor, substantially in the form attached as Schedule A hereto;

(l)	"Purchased Shares" means the SCI Shares;

(m)	"Purchaser" means Perry Law;

(n)	"Richardson Patel Litigation" means the litigation, claims and proceedings currently being instituted, or which in the future may be instituted, by Richardson Patel LLP against the Vendor;

(o)	“SCI” means Smart-Tek Communications Inc., a British Columbia corporation;

(p)	"SCI Shares" means 100 common shares in the capital of SCI owned by the Vendor;

(q)	"Smart-Tek Shares" means 32,814 shares of common stock in the capital of the Vendor beneficially owned by the Purchaser; and

(r)	"Vendor" means Smart-Tek Solutions Inc., a Nevada corporation.

1.2           Headings

The division of this Agreement into sections and the insertion of headings are for convenience only and do not form a part of this Agreement and will not be used to interpret, define or limit the scope, extent or intent of this Agreement.

1.3           Section References

Unless otherwise specified, references in this Agreement to sections are to sections of this Agreement.

1.4           Number and Gender

Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5           Time of Day

Unless otherwise specified, references to time of day or date mean the local time or date in Vancouver, British Columbia.

1.6           Use of the Word "Including"

The word "including" when following any general term or statement will not be construed as limiting the general term or statement to the specific matter immediately following the word "including" or to similar matters, and the general term or statement will be construed as referring to all matters that reasonably could fall within the broadest possible scope of the general term or statement.

1.7           Currency

All references to amounts of money mean lawful currency of the United States unless otherwise specified.

1.8           Accounting Terms

An accounting term which is not otherwise defined has the meaning assigned to it, and all accounting matters will be determined, in accordance with GAAP consistently applied.

1.9           Governing Law

This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement are governed exclusively by, and are to be enforced, construed and interpreted exclusively in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein, which will be deemed to be the proper law of this Agreement. The Parties hereby agree that any action or proceeding related to this Agreement or the transactions contemplated herein shall be brought in a court of competent jurisdiction in the Province of British Columbia and for that purpose hereby attorn and submit to the jurisdiction of such British Columbia court.

2.             SHARE TRANSFERS

2.1           Purchase and Sale of Purchased Shares

Subject to and in accordance with the terms and conditions set forth in this Agreement, at Closing, but effective as of the Effective Date, the Vendor hereby agrees to sell, assign and transfer the Purchased Shares to the Purchaser and the Purchaser hereby agrees to purchase the Purchased Shares.

2.2           Payment of Purchase Price

The Purchaser shall pay and fully satisfy the Purchase Price payable to the Vendor on Closing as follows:

(a)

$821,756 of the Purchase Price shall be paid and satisfied by setting-off the Vendor's indebtedness to the Purchaser pursuant to a Loan, including all accrued and unpaid interest there under up to the Closing Date, against the Purchase Price;

(b)	$1.00 of the Purchase Price shall be paid by the Purchaser transferring the Smart-Tek Shares to the Vendor as provided for in Section 6.3 hereof; and

(c)	Purchaser consents to the cancellation of any outstanding options beneficially owned by him.

(d)	Purchaser agrees to transfer all preferred shares of the Vendor beneficially owned by the purchaser as provided for in Section 6.3 hereof.

3.             REPRESENTATIONS AND WARRANTIES

3.1           Vendor's Representations and Warranties

The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions set out herein:

(a)

Organization and Power - the Vendor is a company duly incorporated and validly existing under the laws of the State of Nevada and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

(b)

Due Authorization - the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been authorized by all necessary action on the part of the Vendor, including without limitation the approval of the Vendor's audit committee and board of directors;

(c)

Title to Shares - the Vendor is the registered and beneficial owner of the Purchased Shares, and such Purchased Shares will be transferred to the Purchaser free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances, options or other restrictions (under law, contract or otherwise), or demands whatsoever (each a "Lien") except those restrictions solely know of by the Purchaser;

(d)

No Other Purchase Agreements - no person, firm or corporation has, or will have, any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the Vendor of any of the Purchased Shares or any interest therein or right thereto owned by the Vendor, other than the Purchaser pursuant to this Agreement;

(e)

Enforceable Agreement - this Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable by the Purchaser against the Vendor in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

(f)

No Conflicts – Neither the execution, delivery and performance of this Agreement by the Vendor nor the consummation of the transactions contemplated hereby will conflict with or result in any breach or violation of the provisions of, or constitute a default (with or without notice or lapse of time or both) under, the constating documents of the Vendor or any law, rule, regulation, judgment, writ, order, decree, indenture, mortgage, lease, loan agreement or other agreement, contract or instrument by which the Vendor or the Purchased Shares are subject, bound or affected, and will not result in the creation of any Lien upon any of the Purchased Shares;

(g)

Consents. – No approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory or self regulatory agency, or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Vendor or enforcement against the Vendor of this Agreement or the transfer of the Purchased Shares;

(h)

Bankruptcy and Insolvency Matters – No action or proceeding has been commenced or filed by or against the Vendor or which seeks or may lead to bankruptcy or any other similar proceeding in respect of the Vendor. No such action or proceeding has been authorized or is being considered by or on behalf of the Vendor and no creditor or equity security holder of the Vendor has, to the knowledge of the Vendor, threatened to commence or advise that it may commence, any such action or proceeding;

(i)

Fairness Opinion – The Vendor has received an opinion (the "Fairness Opinion") from its external advisors to the effect that, as of the date of such opinion, subject to the assumptions and limitations set out therein, the consideration received by the Vendor in connection with the transactions contemplated by this Agreement is fair, from a financial point of view, to the Vendor;

(j)

Broker's Fees – The Vendor has not incurred any obligation or liability, contingent or otherwise for broker's or finder's fees in respect of the transactions herein provided for which the Purchaser shall have any obligation and liability; and

(k)

Litigation - there is no action, suit, proceeding or investigation pending or currently threatened against the Vendor that questions the validity of this Agreement or the right of the Vendor to enter into this Agreement or to consummate the transactions contemplated hereby.

3.2           Purchaser's Representations and Warranties

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the transactions set out herein:

(a)

Enforceable Agreement - this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable by the Vendor against the Purchaser in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

(b)

Bankruptcy and Insolvency Matters – No action or proceeding has been commenced or filed by or against the Purchaser which seeks or may lead to bankruptcy or any other similar proceeding in respect of the Purchaser. No such action or proceeding has been authorized or is being considered by or on behalf of the Purchaser and no creditor or equity security holder of the Purchaser has, to the knowledge of the Purchaser, threatened to commence or advise that it may commence, any such action or proceeding;

(c)

Broker's Fees – The Purchaser has not incurred any obligation or liability, contingent or otherwise for broker's or finder's fees in respect of the transaction herein provided for which the Vendor shall have any obligation and liability;

(d)

Smart-Tek Shares – the Purchaser is the lawful beneficial owner of 32,814 Smart-Tek Shares and these Smart-Tek Shares transferred to the Vendor pursuant to this Agreement will be, when transferred, free and clear of any Liens;

(e)

No Other Purchase Agreements – as of Closing no person, firm or corporation has, or will have, any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the Purchaser any of the Smart-Tek Shares or any interest therein or right thereto owned by the Purchaser, other than the Vendor pursuant to this Agreement;

(f)

Consents – no approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory or self regulatory agency, or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Purchaser of this Agreement; and

(g)

Litigation - there is no action, suit, proceeding or investigation pending or currently threatened against the Purchaser its affiliates that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate, or cause to be consummated, the transactions contemplated hereby.

3.3           Purchaser's Regulation S Representations and Warranties

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the transactions set out herein:

(a)

the Purchaser is not a “U.S. Person” as such term is defined by Regulation S (“Regulation S”) of the Securities Act of 1933 (the “U.S. Securities Act”), and is not acquiring the SCI Shares for the account or benefit of a U.S. Person.

(b)

The SCI Shares to be issued to the Purchaser in accordance with the terms of the Agreement will be “restricted securities” within the meaning of the U.S. Securities Act and will be issued in accordance with Regulation S.

(c)	The Purchaser agrees not to engage in hedging transactions with regard to the SCI Shares to be issued to the Purchaser unless in compliance with the U.S. Securities Act.

(d)

The Purchaser agrees that, the Vendor will refuse to register any transfer of the SCI Shares to be issued to the Purchaser not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, pursuant to an available exemption from registration, or pursuant to the Agreement.

(e)

The Purchaser acknowledges that none of the SCI Shares have been or will be registered under the U.S. Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the U.S. Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in each case only in accordance with applicable securities laws;

(f)

The Purchaser acknowledges that the Vendor has not undertaken, and will have no obligation, to register any of the SCI Shares under the U.S. Securities Act or any other applicable securities legislation; and

(g)

The Purchaser is outside the United States when receiving and executing this agreement and is acquiring the SCI Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the SCI Shares.

4.             CONDITIONS TO OBLIGATION OF THE PURCHASER

4.1           Conditions to Obligation of the Purchaser

The obligation of the Purchaser to consummate the transactions set out herein on the Closing Date will be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Purchaser:

(a)

Regulatory Approval - the Purchaser shall have received all regulatory approvals or consents necessary to consummate the transactions set out herein including, without limitation, the purchase of the Purchased Shares;

(b)

Representations and Warranties; Performance of Obligations - the representations and warranties of the Vendor set forth in this Agreement will be true and correct when made, and will be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, the Vendor will have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement on or prior to the Closing Date and the Vendor will have delivered to the Purchaser a certificate of the Vendor dated the Closing Date certifying that the foregoing has been satisfied, such certificate to be in form and substance satisfactory to the Purchaser, acting reasonably;

(c)

No Litigation or Legislation - no statute, rule, regulation, decree, ruling or injunction will have been enacted or entered into, and no litigation, proceeding, government inquiry or investigation will be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement.

(d)

All amounts owed to Richardson & Patel LLP pursuant to the Richardson & Patel Litigation shall be paid and satisfied by the Purchaser concurrent with the closing of this transaction. This will be evidenced with a confirmation from Richardson & Patel that such debt has been paid in full.

5.             CONDITIONS TO OBLIGATION OF THE VENDOR

5.1           Conditions to Obligation of the Vendor

The obligation of the Vendor to consummate the transactions set out herein on the Closing Date will be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Vendor:

(a)

Regulatory Approval - the Vendor shall have received all regulatory approvals or consents necessary to consummate the transactions set out herein including, without limitation, the purchase of the Purchased Shares;

(b)

Representations and Warranties; Performance of Obligations - the representations and warranties of the Purchaser set forth in this Agreement will be true and correct when made, and will be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, the Purchaser will have performed, satisfied and complied with all obligations and conditions required to be performed or observed by them under this Agreement on or prior to the Closing Date; and

(c)

No Litigation or Legislation - no statute, rule, regulation, decree, ruling or injunction will have been enacted or entered into, and no litigation, proceeding, government inquiry or investigation will be pending, which challenges, prohibits, restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement.

6.             CLOSING

6.1           Time and Place of Closing

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 herein, the Closing shall take place at 10:00 a.m. (pacific standard time) on the Closing Date at the offices of _______________________, or at such other time and/or place as the Parties mutually agree.

6.2           Vendor's Closing Deliveries

Unless waived by the Purchaser, on or before Closing, the Vendor will deliver and/or pay the following to the Purchaser:

(a)

a certified copy of the resolutions of the board of directors of the Vendor authorizing the entering into, execution and delivery of this Agreement, the sale of the Purchased Shares and the completion of the other transactions as contemplated by this Agreement;

(b)	the share certificate representing the Purchased Shares duly endorsed for transfer to the Purchaser, or an instrument of transfer in respect of the same;

(c)	a copy of the Fairness Opinion;

(d)	an officer's certificate as contemplated by Section 4.1(b); and

(e)	such other documents as the Purchaser may reasonably require.

6.3           Purchaser's Closing Deliveries

Unless waived by the Vendor, on or before Closing, the Purchaser will deliver the following to the Vendor:

(a)	an executed copy of the Purchaser Release;

(b)	the share certificate representing the Smart-Tek Shares duly endorsed for transfer to the Vendor, or an instrument of transfer in respect of the same;

(c)	all preferred share certificates beneficially owned by the Purchaser, duly endorsed for transfer to the Vendor, or an instrument of transfer in respect of the same; and

(d)	such other documents as the Vendor may reasonably require.

6.4           Terms of Closing

(a)

Closing shall not be completed, nor shall the documents tabled for delivery at Closing, be delivered or released, until all of the conditions of Closing (including the deliveries contemplated by this Article 6 and the conditions set forth in Articles 4 and 5) have been fulfilled or waived and each of the parties hereto or their respective counsel shall have confirmed the same.

(b)	The Closing of the transactions contemplated hereby shall occur concurrently.

7.             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1           Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of each party contained in this Agreement will survive Closing for a period of six months after the Closing Date.

8.             INDEMNIFICATION

8.1           Indemnity

(a)

Subject to Section 8.2 hereto, the Vendor will indemnify and hold harmless the Purchaser and its affiliates and associates from and against any claim, loss, liability (including without limitation for income, capital withholding, stamp duty, excise or other taxes whatsoever or howsoever incurred), damage or expense (including reasonable legal fees) which the Purchaser and/or its affiliates, directly or indirectly, incur, suffer or otherwise become liable for by reason of, or which will result from, arise out of or be based, directly or indirectly upon: (i) the inaccuracy of any representation or warranty made by the Vendor hereunder; and (ii) the failure of the Vendor to comply with any covenant or agreement made by the Vendor hereunder; and

(b)

Subject to Section 8.2 hereto, the Purchaser will indemnify and hold harmless the Vendor from and against any claim, loss, liability, damage or expense (including reasonable legal fees) (each a "Vendor's Loss") which the Vendor will, directly or indirectly, incur or suffer by reason of, or which will result from, arise out of or be based upon: (i) the inaccuracy of any representation or warranty made by the Purchaser hereunder; or (ii) the failure of the Purchaser to comply with any covenant or agreement made by the Purchaser hereunder.

8.2           Notice of Claim

Upon the occurrence of any event that a Party (the "Indemnified Party") asserts to be the basis for a claim for indemnification against the other Party (the "Indemnifying Party") under this Article 8 (a "Claim"), then the Indemnified Party shall promptly (and in any event within fifteen (15) Business Days after discovery of such Claim) give notice (a "Claim Notice") to the Indemnifying Party thereof in writing, in accordance with Section 9.2 below, which Claim Notice shall set forth (i) a particular description of the event or condition that is the basis for the Claim; (ii) whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"); and (ii) the amount reasonably necessary to satisfy such Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement except to the extent the Indemnifying Party thereby is prejudiced.

8.3           Direct Claims

In the case of a Direct Claim, the Indemnifying Party shall have sixty (60) days from receipt of the Claim Notice within which to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If the Parties agree at or before the expiration of such sixty (60) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the Parties may agree or shall be determined by a court of competent jurisdiction.

8.4           Third Party Claims

In the case of a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim. If the Indemnifying Party elects to assume such control, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's reasonable out-of-pocket expenses incurred up to the time of such participation or assumption by Indemnifying Party. The Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). The Indemnified Party shall cooperate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defence and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim. If, having elected to assume control of the negotiation, settlement or defence of the Third Party Claim, the Indemnifying Party thereafter fails to conduct such negotiation, settlement or defence with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law or the order of any court, tribunal or regulatory body having jurisdiction to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment.

8.5           Settlement of Third Party Claims

If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed, subject to the written consent of the Indemnifying Party. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

8.6           Tax Adjustments

(a)	The amount of any Claim submitted under this Article 8 as damages or by way of indemnification shall be determined on an after-tax basis, and without limiting the generality of the foregoing shall:

	(i)	be net of the present value of any tax benefits to the Indemnified Party resulting from the claim for indemnity and indemnification; and

(ii)

include the amount necessary to hold the Indemnified Party harmless after tax; and the present value of any tax benefits shall be the amount, calculated on the date that is the Business Day immediately preceding the date of payment of the Claim, that is required to provide a yield from such date to the last day of the latest taxation year of the Indemnified Party to which the tax benefits relate that is equal to the sum of the yield to maturity on such date, assuming semi-annual compounding, that a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date and maturing approximately on the last day of the latest taxation year of the Indemnified Party to which the tax benefits relate.

(b)

The amount of any Claim submitted under this Article 8 as damages or by way of indemnification as determined without regard to this Section 8.6 shall be increased, if said amount is taxable according to applicable legislation, by an amount equal to the rate of goods and services tax (or similar tax) applied to such amount.

8.7           Benefit of Insurance

The amount which an Indemnifying Party is required to pay to any Indemnified Party in respect of a Claim shall be limited to the amount of liability that remains after deducting there from the amount of any insurance proceeds, indemnity, contribution or similar payment otherwise actually received by the Indemnified Party in respect of such Claim. If an Indemnified Party shall have received an indemnity payment in respect of a Claim and shall subsequently receive any insurance proceeds, indemnity, contribution or similar payment in respect of such Claim, then such Indemnified Party shall pay to the Indemnifying Party an amount equal to the lesser of such amount received or the amount of the indemnity payment.

9.             GENERAL PROVISIONS

9.1           Termination

If the Closing does not occur on or before ____________, 2010, either Party may, upon notice to the other Party, terminate this Agreement with immediate effect.

9.2           Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

(a)	if to the Purchaser :

Perry Law
10-11720 Voyageur Way
Richmond, BC, V6X 3G9 Tel: 604-718-1882

(b)	if to the Vendor:
SMART-TEK SOLUTIONS, INC.
1100 Quail Street, Suite 100 Newport Beach, CA 92660 (866) 257-6675

9.3           Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, among the Parties with respect to the subject matter of this Agreement except as specifically set out herein. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any document ancillary hereto, the terms and conditions of this Agreement shall prevail.

9.4           Waiver and Consent

No consent or waiver, express or implied, by any Party to or of any breach or default by another Party of any or all of its obligations under this Agreement will be valid unless it is in writing, nor will it eliminate or modify the need for a specific consent or waiver in any other or subsequent instance.

9.5           Amendments

This Agreement may not be amended except by written agreement among all the parties to this Agreement.

9.6           Assignments

No Party may assign any right, benefit or interest in this Agreement without the written consent of the other Party, which consent may not be unreasonably withheld.

9.7           Binding Effect

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.8           Time of Essence

Time is of the essence of this Agreement.

9.9           No Adverse Interpretation of Other Agreements

This Agreement may not be used to interpret any other indenture, loan, note or other agreement of the Parties hereto or any other person. Any such other indenture, loan, note or other agreement may not be used to interpret this Agreement.

9.10         No Recourse Against Others

No director, trustee, officer, employee, incorporator or stockholder of any Party or any of their respective affiliates, as such, will have any liability or obligations to any other Party hereunder or for any claim based on, in respect of, or by reason of, such obligations or their creation hereunder. Each Party waives and releases all such liability and such waiver and release form part of the consideration for this Agreement.

9.11         Costs and Expenses

All costs and expenses of or incidental to the transactions contemplated in this Agreement are to be assumed and paid by the Party incurring such costs and expenses.

9.12         Further Assurances

Each Party will, at its own expense, execute and deliver all such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Agreement.

9.13         Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

9.14         Severability

Should any part of this Agreement be declared or held invalid for any reason, that invalidity will not affect the validity of the remainder which will continue in force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared the intention of the Parties hereto that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement with effect as of the day and year first above written.

SMART-TEK SOLUTIONS INC.

By:
PERRY LAW
Name:Brian Bonar

Title:CEO

SCHEDULE A

AMENDED FORM OF PURCHASER RELEASE

RELEASE AND DISCHARGE

Perry Law (the "Releasor"), for and in consideration of the premises set out in the share purchase agreement between the Releasor and Smart-Tek Solutions Inc. ("STS") of __________________, 2010(the "Share Purchase Agreement") and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), subject to the terms and conditions set out herein, by these presents, hereby, on its own behalf and on behalf of its affiliates (as defined in the Share Purchase Agreement) and associates, REMISES, RELEASES AND FOREVER DISCHARGES STS, its directors, officers and advisors, its affiliates, associates, subsidiaries and their respective directors, officers and advisors (collectively, the "Releasees") and their respective successors and assigns, of and from all manners of action, causes of action, suits, contracts, claims, demands, costs and expenses of any nature or kind whatsoever (each a "Claim"), which against the Releasees, the Releasor ever had, now has or hereinafter can, shall or may have by reason of any matter, cause or thing whatsoever existing up to the present time, other than the rights and obligations of the parties under the Share Purchase Agreement and the agreements ancillary thereto (the "Excluded Claims"), all of which Excluded Claims are specifically excluded from this Release and Discharge.

IT IS DISTINCTLY UNDERSTOOD AND AGREED that the Releasor shall not commence any further proceedings against the Releasees with respect to the Claims and shall discontinue against the Releasees any existing proceedings commenced by the Releasor to which any Releasees is a defendant on a without cost basis.

IT IS DISTINCTLY UNDERSTOOD AND AGREED that the Releasor shall indemnify and hold the Releasees harmless in respect of any Claim brought against a Releasee by an affiliate or associate of the Releasor.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED that the above consideration is accepted voluntarily for the purpose of making full and final compromise, adjustment and settlement of all claims or potential claims between the Releasor and the Releasees as provided herein and this Release and Discharge shall not be construed as an admission of liability on the part of the Releasees.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED and the Releasor acknowledges that facts in respect of which this Release and Discharge is made may prove to be other than or different from the facts in that are now known or believed by the Releasor to be true. The Releasor accepts and assumes the risk of the facts being different and agrees that this Release and Discharge shall be in all respects enforceable and not subject to termination, rescission or variation by a discovery of any difference in facts.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED and the Releasor hereby acknowledges and agrees that with respect to this Release and Discharge, STS is contracting on both its own behalf and as trustee for the other Releasees (collectively, the “Release Beneficiaries”) and therefore all of the Releasor’s obligations, covenants, responsibilities, indemnities and agreements under this Release and Discharge shall also be directly and independently enforceable by, and constitute direct and independent obligations vis-à-vis, each of the Release Beneficiaries. STS has accepted these trusts and will hold and enforce the obligations, covenants, responsibilities, indemnities and agreements of the Releasor under this Release and Discharge on behalf of the Release Beneficiaries and the Releasor acknowledges and agrees that the obligations, covenants, responsibilities, indemnities and agreements granted by it under this Release and Discharge shall be enforceable by STS both in its own right and as trustee on behalf of the Release Beneficiaries.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED that the Releasor has read this Release and Discharge and, prior to the execution hereof, obtained independent legal advice in respect hereof and confirms that the terms of this Release and Discharge are contractual and not a mere recital.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED that capitalized terms used in this Release and Discharge, and not otherwise defined herein, shall have the meanings ascribed thereto in the Share Purchase Agreement.

THIS RELEASE AND DISCHARGE is governed by and shall be interpreted pursuant to the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia, in any action or proceeding arising out of or relating to this Release and Discharge and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such court, and that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THIS RELEASE AND DISCHARGE may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Release and Discharge may be executed and transmitted by facsimile transmission and if so executed and transmitted this Release and Discharge will be for all purposes as effective as if the parties had delivered an executed original Release and Discharge.

IN WITNESS WHEREOF the Releasor has hereunto executed this Release and Discharge effective the 9th day of August, 2010.

/s/ Brian Bonar
BRIAN BONAR
SMART-TEK SOLUTIONS INC.

/s/ Perry Law
PERRY LAW
SMART-TEK COMMUNICATIONS INC.